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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus of UST Inc. (the "Company") for the registration of $300,000,000 8.80% Senior Notes due March 15, 2005 and to the incorporation by reference therein of our report dated February 7, 2000, with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP


Stamford, Connecticut
May 12, 2000